EXHIBIT 99



NEWS RELEASE

DATE:     AUGUST 6, 2003
CONTACT:  JOE L. POWERS
          EXECUTIVE VICE PRESIDENT
          P.O. BOX 141000, NASHVILLE, TN  37214-1000
          WEBSITE:  www.thomasnelson.com
PHONE:    (615) 902-1300
FAX:      (615) 883-6353



      THOMAS NELSON ANNOUNCES FIRST QUARTER FY 2004 EARNINGS RELEASE
                              AND CONFERENCE CALL


     NASHVILLE, TN, August 6, 2003. Thomas Nelson (NYSE: TNM) today announced that its earnings release is scheduled for Wednesday, August 13, 2003, prior to market opening.

     Thomas Nelson, Inc. will also host a conference call related to the earnings release at 1:30 CDT on Wednesday, August 13, 2003. Individuals may listen to the call by dialing (800) 210-9006. The confirmation number for the call is 348240.

     The live broadcast of Thomas Nelson's quarterly conference call will be available online by going to www.thomansnelson.com and clicking on the link to News and at www.streetevent.com. The online replay will follow shortly after the call and continue through August 20, 2003.

     Thomas Nelson, Inc. is a leading publisher, producer and distributor of books emphasizing Christian, inspirational and family value themes, and believesit is the largest publisher of Bibles and inspirational books in the English language. For more information, visit our website www.thomasnelson.com.

     Thomas Nelson's stock is listed on the New York Stock Exchange (TNM-NYSE).